Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Amendment No. 11 to Form F-1 of AgiiPlus Inc of our report dated May 17, 2024 with respect to our audit of the consolidated financial statements of AgiiPlus Inc and Subsidiaries for the year ended December 31, 2023. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Audit Alliance LLP

Singapore

September 18, 2024